Preliminary Views on Value
Project Ring

Process Update Process Update Industry Overview Capital Markets Perspective RCM Overview Microcell Overview Approach to Value Financial Forecasts Preliminary Views on Value
Project Ring 1

Overview
•Rogers Wireless Communications Inc. (“RCM“or the “Company”) is considering executing a Substantial Issuer Bid
•The transaction will have the effect of transferring financial leverage related to RCI Communications’ (“RCI”) acquisition of AWE’s stake in RCM from RCI to RCM
•Potential transaction would be subject to formal valuation requirements (OSC Rule 61-501, Quebec Policy Q-27 and RCM’s Minority Shareholder Protection Agreement)
•BMO Nesbitt Burns retained to provide formal valuation of Class B Restricted Voting Shares
•Formal valuation is to be conducted pro forma Microcell acquisition
•This draft document provides preliminary views on value based onwork done to date
•Closure on outstanding issues/due diligence, including feedback from the Independent Committee and finalization of terms of the issuer bid transaction, are required for BMO Nesbitt Burns to be in a position to provide the formal valuation
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Work Status
•Process to be conducted: -information request list provided to management -preliminary information received -organizational meeting -financial modeling working session -conference call (financial model) -management due diligence session -management due diligence (financial model) -approach to value internal beat-up -preliminary views as to value internal beat-up -conference call (general due diligence) -management confirmation of forecast -preliminary valuation internal beat-up -final due diligence -review RCI intention -deliver final valuation report
•BMO Nesbitt Burns would expect to deliver a formal valuation to the Independent Committee a week after this presentation subject to timely completion of duediligence and finalization of the terms of the issuer bid transaction Project Ring 3

Status of Work
•Outstanding Items/Due Diligence: -due diligence sessions: legal auditors -management certificate
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Scope of Review
•Annual Reports, Annual Information Forms and Management Proxy Circulars and Quarterly Reports (1999-2003)
•3-yr Strategic Plan (Dated Feb 3, 2004) -3 year historical management reports
•FY 2004 -2006 summary Budget (dated mid-September 2004)
•Draft Board presentation on Microcellacquisition (dated September 16, 2004)
•Presentation to credit rating agencies (week of October 25, 2004)
•Management due diligence sessions
•Management forecast 2004-2009 based on management due diligence sessions Project Ring 5

Assumptions and Limitations
•Among other things; BMO Nesbitt Burns has relied upon, and assumed:
- the review by BMO Nesbitt Burns did not encompass a review of a complete copy of the TDSI/Management financial model as Management has indicated thatit was the intellectual property of TDSI
- the completeness, accuracy and fair presentation of all financial or other information obtained from public sources or provided by management or the Company
- thatforecasts, projections and budgets are reasonable in the circumstances and consistent with historical operating experience and accounting policies andreflect the best currently available estimates or judgments of management and the Company
- that no prior valuations relating to the Company, its subsidiaries (including Microcell) or any of their businesses or assets have been prepared during the past 24 months
- that there is no plan or proposal for any material change in theaffairs of the Company or any of its subsidiaries aside from the Microcellacquisition
- that no formal offers or negotiations for all or a material partof the securities or assets of the Company or any of its subsidiaries have been made or occurred during the past 24 months other than the offer to acquire AWE’s stake in RCM Project Ring 6

Industry Overview Process Update Industry Overview Capital Markets Perspective RCM Overview Microcell Overview Approach to Value Financial Forecasts Preliminary Views on Value Project Ring 7

Canadian Wireless Industry -Penetration Forecasts Penetration Forecasts Forecasts of market penetration differ substantially Source: Yankee Group, BMO NB Research, RCM Management A forward 5-year CAGR of 7.3% would achieve 65% market penetration by 2009 Canadian Wireless Subscriber Growth Source: Canadian Wireless Telecommunications Association and RCMManagement 32.1%23.2%26.4%29.5%26.8%22.3%12.6%11.0%11.8%8.9%8.4%7.3%5.9%0.05.010.015.020.02 5.0199519961997199819992000200120022003200420052006200720082009Wireless Subscribers0%5%10%15%20%25%30%35%YoY Growth Rate 2004 — 2009 CAGR = 7.3%Total Canadian Subscribers YoY Growth1999 — 2004 CAGR = 167%Forecasted Canadian Subscribers47%59%55%51%62%65%20304050607080200120022003200420052006200720082009P enetration (%)Yankee’s U.S.Yankee’s 3-Yr Lagged CanadaYankee’s CanadaRCMBMO NB Research CanadaRBC CMResearch Canada Project Ring 8

Global Wireless Industry -Market Penetration Source: Yankee Group Global Market Penetration Forecast Canadian market penetration lags that of other developed markets Time-Adjusted Market Penetration Since Service Launch Recently Canada has de-coupled from tracking US trendline Source: RCM 010203040506070809010020012002200320042005200620072008Penetration (%)United Kingdom Finland Australia Japan South Korea United States Canada Canada 3Yr lag 0% 25% 50% 75% 100% 10111213141516171819202122 France Japan Sweden UK USA Canada Project Ring 9

Canadian Wireless Industry -Competition for Subscribers Leading players converging on ability to win new customers Market Share of Wireless Subscribers Source: BMO NB Research Microcell RCM TelusBell 0% 5% 10% 15% 20% 25% 30% 35% 40% Q3/01Q4/01Q1/02Q2/02Q3/02Q4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04 Source: RCM Quarterly Net Subscriber Additions RCMBell MobilityTelusMicrocell0%5%10%15%20%25%30%35%40%45%Q3 ‘03Q4 ‘03Q1 ‘04Q2 ‘04Q3 ‘0429.2%38.1%27.2%5.5%Annual 2003 Market Share Project Ring 10

ARPU (blended) Churn (blended) Constant trend in ARPU over last several quarters Churn trending downwards for industry. Microcellaffected by higher mix of prepaid subs Source: RCM Source: RCM Canadian Wireless Industry -ARPU and Churn$0.00$10.00$20.00$30.00$40.00$50.00$60.00$70.001Q002Q003Q004Q001Q012Q013Q01 4Q011Q022Q023Q024Q021Q032Q033Q034Q031Q042Q04 Monthly ARPU 0.0%0.5%1.0%1.5%2.0%2.5%3.0%3.5%4.0%1Q002Q003Q004Q001Q012Q013Q014Q011Q022Q023Q02 4Q021Q032Q033Q034Q031Q042Q04Monthly Churn BellTelusRCMMicrocell BellTelusRCMMicrocell Project Ring 11

Canadian Wireless Industry -ARPU ARPU (prepaid) ARPU (postpaid) Prepaid ARPU dramatically lower than Postpaid Constant trend in postpaid ARPU over last several quarters Source: RCM Source: RCM $0.00$10.00$20.00$30.00$40.00$50.00$60.00$70.001Q002Q003Q004Q001Q012Q013Q014Q011 Q022Q023Q024Q021Q032Q033Q034Q031Q042Q04Monthly ARPU $0.00$10.00$20.00$30.00$40.00$50.00$60.00$70.001Q002Q003Q004Q001Q012Q013Q014Q011 Q022Q023Q024Q021Q032Q033Q034Q031Q042Q04Monthly ARPU BellRCMMicrocell BellRCMMicrocell Project Ring 12

Canadian Wireless Industry -Churn Churn (prepaid) Churn (postpaid) RCM not focused on prepaid churn Postpaid churn trending downward for industry leaders Source: RCM Source: RCM Note: Churn shown for TelusMobility is its blended churn Note: Churn shown for TelusMobility is its blended churn 0.00%0.50%1.00%1.50%2.00%2.50%3.00%3.50%4.00%1Q002Q003Q004Q001Q012Q013Q014Q011Q0 22Q023Q024Q021Q032Q033Q034Q031Q042Q04Monthly Churn 0.00%0.50%1.00%1.50%2.00%2.50%3.00%3.50%4.00%4.50%5.00%1Q002Q003Q004Q001Q012Q013 Q014Q011Q022Q023Q024Q021Q032Q033Q034Q031Q042Q04Montly Churn BellRCMMicrocellTelus BellRCMMicrocellTelus Project Ring 13

Canadian Wireless Industry -Revenue Mix (Voice vs. Data) Source: Yankee Group Data will become an increasingly important source of revenue for the industry 99%91%92%93%94%95%97%100%0%20%40%60%80%100%20012002200320042005200620072008 Voice RevenueData Revenue$5,536$7,297$6,464$8,964$8,540$8,084$9,549$9,295Canadian Wireless Voice and Data Revenue Forecast Project Ring 14

EBITDA Margins Margins continuing on an upward trend Note: Bell Mobility data not available for periods prior to Q1/02 Source: RCM Historic EBITDA Margins0.0%5.0%10.0%15.0%20.0%25.0%30.0%35.0%40.0%45.0%50.0%Q1/01Q2/01Q3/01Q4/01 Q1/02Q2/02Q3/02Q4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04Q3/04EBITDA MarginsMobility RCMBell MobilityTelus Project Ring 15

Capex as a % of Network Revenue reaching 11-14% for leading players 11%10%13%14%14%25%050100150200250Q1/01Q2/01Q3/01Q4/01Q1/02Q2/02Q3/02Q4/02Q1/03Q2 /03Q3/03Q4/03Q1/04Q2/04Capex (C$ millions)-20%0%20%40%60%80%100%Capex as a % of Network Revenue Canadian Wireless Industry -CapexSpendRCMMicrocellBellTelus14%24%44%55%27%41%17%20%22%22%37%31%25%34%050100 150200250Q1/01Q2/01Q3/01Q4/01Q1/02Q2/02Q3/02Q4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04C apex (C$ millions)0%10%20%30%40%50%60%70%80%90%100%Capex as a % of Network Revenue63%56%155%82%9%4%3%10%15%27%68%27%31%48%050100150200250Q1/01Q2/01Q3/01Q4/ 01Q1/02Q2/02Q3/02Q4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04Capex (C$ millions)0%10%20%30%40%50%60%70%80%90%100%Capex as a % of Network Revenue13%9%26%39%20%25%11%16%18%23%42%48%23%34%050100150200250Q1/01Q2/01Q3/01Q4 /01Q1/02Q2/02Q3/02Q4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04Capex (C$ millions)0%10%20%30%40%50%60%70%80%90%100%Capex as a % of Network RevenueCapital expenditure figures not reported
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Canadian Wireless Industry -Competitors’ Prepaid and Postpaid Strategies
Recent trend towards lower mix of prepaid customers among leading players Prepaid/Postpaid Split (2Q ‘02)26%15%23%46%74%85%77%54%0%10%20%30%40%50%60%70%80%90%100%BellTelusRCMMicroce llPercentage of Wireless SubscribersPrepaid/Postpaid Split (2Q ‘04)24%18%19%52%76%82%81%48%0%10%20%30%40%50%60%70%80%90%100%BellTelusRCMMicroce llPercentage of Wireless Subscribers PrepaidPostpaid PrepaidPostpaid Project Ring 17

Canadian Wireless Market Trends ARPU Growth Timeline to 3G Introduction Market has exhibited ARPU growth to date (2000 -2004 CAGR of 3.2%) but is forecast to slow RCM forecasts a flat to declining ARPU profile Canada appears to be on a 2-3 year lag versus US market and more versus European markets Wide range of estimates for 2009 penetration: Yankee Group 55%, RCM management 65%, RBC CM Research 60.1%, UBS 61% by 2010 and, BMO NB Research 61.6% by 2008 Canadian Penetration LevelsGrowth in DataFactors Influencing Churn Market seeing better than expected growth in data revenue Boosts ARPU and margins Microcell transaction reduces competition Disciplined pricing environment Anticipated entry of Virgin into prepaid market in 2005 Growth in prepaid customers Potential for wireless number portability, but not likely until post 2005 Introduction of 3G Timing of capex spend being accelerated by some competitors, delayed by others Likely to emerge in the US first, impacting Canadian roaming revenues Handset development importantImpact of Wi-Fi / WiMax Potential risk to cellular industry long term Not yet a topic of concern among industry analysts Project Ring 18

Canadian Wireless Market -Analyst Commentary Research analysts generally positive on industry outlook Research Scotia Capital Henderson, John Fall 2004 “Our work shows the most important driver of value increases in the wireless industry is ARPU growth, followed by reductions in churn, cost of acquisition declines, and growth in subscriber additions. Year-to-date growth in ARPU has continued at robust 5%+ levels, of which we estimate 40% is derived from wireless data adoption” BMO Nesbitt Burns Rhamey, Peter October 1, 2004 “In the wireless segment, performance has been impressive, characterized by strong top-line growth and improved cost efficiencies” RBC Capital Markets Talbot, Richard October 1, 2004 “Following a strong 2003, Canada’s wireless operators continued to exceed the high end of expectations in the first half of 2004. Both financial and operating metrics for the four major operators continued to improve.” “The launch of Virgin Mobile Canada in early 2005 will likely result in increased competition in the prepaid market. As a result we forecast that customer churn levels will actually increase in the near term (2005), before declining in 2006.” TD Securities Lambert, David July 20, 2004 “...increased minutes of use and a subscriber growth acceleration could drive all four carriers to increase their capex guidance” Project Ring 19

Capital Markets Perspective Process Update Industry Overview Capital Markets Perspective RCM Overview Microcell Overview Approach to Value Financial Forecasts Preliminary Views on Value Project Ring 20

Relative Performance RCM showing strong performance Relative PerformanceJan 1, 2004 -Nov 8, 2004050100150200250Jan-04Apr-04Jul-04Oct-04Western Wireless 51% RCM 57% US Cellular 19%Nextel 0%AT&T Wireless 85% Microcell 104%Feb-17-2004Cingular announces bid for AT&T WirelessMay-13-2004TELUS launches bid for MicrocellRelative PerformanceJan 1, 2003 -Nov 8, 20040100200300400500600700Jan-03Apr-03Jul-03Oct-03Jan-04Apr-04Jul-04Oct-04Wester n Wireless 472% RCM 199% US Cellular 62%Nextel 123%AT&T Wireless 140% Microcell 138%May-13-2004TELUS launches bid for MicrocellFeb-17-2004Cingular announces bid for AT&T Wireless Project Ring21

RCM -Turn of the Float Analysis Approximately 99% of float has turned at or below current share price of $43.97 5%25%33%19%12%1%4%1%5%30%64%82%94%95%99%100%0%20%40%60%80%100%120%$31-$33$33-$35 $35-$37$37-$39$39-$41$41-$43$43-$45$45-$47Volume (%)Current Price (8-Nov-04): $43.97Non CumulativeCumulativeNote: Last turn of float (June 2004 to Nov 2004)RCM — Turn of the Float Analysis Project Ring 22

Share Price Performance Strong performance despite announcement of potentially high leverage post re-capitalization transaction Price$10$15$20$25$30$35$40$45$50Jan-04Mar-04May-04Jul-04Sep-04Nov-04Share Price (C$)13-Sept-04RCI to acquire AT&T Wireless’ stake in RCM for cash consideration of $36.37 per shareRCMShare Price PerformanceYear-to-Date28-April-04RCI receives letter from AT&T Wireless’ of its intention to explore monetization of its RCM stake17-Feb-04RCM prices private placement of US$750 Million Notes 26-Oct-04RCM announces 3rd 03-Nov-04CRTC approvesMicrocell transaction16-Sept-04RCM makes filings with the Canadian Competition Bureau regarding Microcell20-Sept-04RCM announces agreement to purchase Microcell for cash consideration of $35/share05-Nov-04Microcell quarter results; indicates intention to fund both Microcell & AWE stake purchases with debttransaction offer expires. 96% of class A shares tendered to RCM offer 3-Sept-04RCI and AWE enter agreement to facilitate possible sale by AWE of its entire 34% stake in RCM Project Ring 23

Wide range of target prices although most agree RCM is an “Outperform” Analysts’ Views Rogers Wireless EPS Estimate EBITDA Estimate Firm Recommendations Current Target Price (C$) % Change Year over Year Date 2004E 2005E 2004E 2005E Selected Commentary RBC Capital Markets Outperform $50.00 85% 27-Oct-04 $1.36 $2.13 $940 $1,122 “RCM shares trade at 8.9x 2004E and 7.2x 2005E EBITDA, a premium to US wireless peers at 7.1x and 6.5x, which we feel is warranted given RCM’s superior EBITDA growth and more favourable competitive environement.” Merril Lynch Outperform $50.00 N/A 27-Oct-04 N/A N/A N/A N/A N/A CIBC World Markets Outperform $52.00 73% 26-Oct-04 $1.40 $0.02 $935 $1,049 “Rogers Wireless continues to generate strong operating results driven by healthy post-paid subscriber growth, impressive increases in ARPU, strong network revenue growth, significant margin improvements and attractive free cash flow. In our view this reflects the attractive fundamentals associated with the Canadian wireless sector” BMO Nesbitt Burns Hold $47.00 45% 26-Oct-04 $1.39 $2.80 $934 $1,100 “We have increased our revenue estimates by 3-4% in 2004 and 2005 to reflect good subscriber and ARPU performance... Our 2005 estimate (EBITDA) has been increased to reflect the stronger growth outlook for the company” Credit Suisse First Boston Outperform $48.00 92% 26-Oct-04 $1.24 $2.98 $921 $1,053 “On a longer term view, the acquisition should enable Rogers to add to its spectrum holdings, lower operating costs and add a significant brand in the pre-paid segment... Microcell standalone EBITDA margin could rise to the level of Rogers Wireless” Scotia Capital Outperform $65.00 71% 27-Oct-04 $1.54 $2.80 $943 $1,350 “Rogers Wireless currently trades at 7.7x EV/EBITDA (NTM). Rogers Wireless’ US peer group valuation multiples are 6x-7x (excluding AWE at 11x). Our $65 target price represent a 7.5x multiple... We believe the dynamics of the Canadian wireless market are far more attractive than in the US” Project Ring24

RCM Overview Process Update Industry Overview Capital Markets Perspective RCM Overview Microcell Overview Approach to Value Financial Forecasts Preliminary Views on Value Project Ring 25

Historical Operating Statistics -RCM Cost of Acquisition$279$295$377$390$366$398$428$385$361$416$362$372$344$0$50$100$150$200 $250$300$350$400$450Q3/01Q4/01Q1/02Q2/02Q3/02Q4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04 Q3/04Cost of AcquisitionARPU by Product$0.00$10.00$20.00$30.00$40.00$50.00$60.00$70.00Q3/01Q4/01Q1/02Q2/02Q3/02Q 4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04Q3/04ARPU (monthly)Postpaid ARPUPrepaid ARPUPaging ARPUNet Subscriber AdditionsChurn (Blended)PrepaidPostpaid Market share of net adds 2.63%2.01%1.93%2.23%2.65%2.07%2.13%2.02%1.98%2.23%1.97%2.14%2.03%0.00%1.00%2.00% 3.00%Q3/01Q4/01Q1/02Q2/02Q3/02Q4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04Q3/04Churn Rate (Monthly)58.1106.010.8(7.8)17.323.7(11.0)(11.6)18.26.4(29.4)(5.7)8.755.474.254.2 71.371.4123.061.275.797.0166.283.288.388.833.9%26.7%23.3%25.8%22.0%29.5%22.7%31. 7%30.6%20.4%22.8%24.6%26.8%(50.0)0.050.0100.0150.0200.0Q3/01Q4/01Q1/02Q2/02Q3/02 Q4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04Q3/04Net Additions (000s)0%5%10%15%20%25%30%35%40%Market share of net adds Project Ring 26

Historical Operating Performance -RCM Network Revenue and EBITDA Margins Free Cash Flow Generation(1) Strong historic margin improvements and cash flow generation 1.Defined as EBITDA -Capex (100.0)(50.0)0.050.0100.0150.0200.0250.0300.0Q3/01Q4/01Q1/02Q2/02Q3/02Q4/02Q1/03 Q2/03Q3/03Q4/03Q1/04Q2/04Q3/04($ millions)41.9%29.6%21.8%33.2%36.5%40.7%30.6%39.8%41.1%26.9%30.1%34.3%26.1%010020 0300400500600700Q3/01Q4/01Q1/02Q2/02Q3/02Q4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04Q3/0 4Network Revenue ($ millions)0%5%10%15%20%25%30%35%40%45%EBITDA Margin Project Ring 26

RCM -Key Business Issues Competition for MicrocellSubs Large Prepaid Component of MicrocellSubs Near-term, Microcellsubs targeted heavily by competitors BCE already has specific offering to Microcellsubs RCM to maintain City Fido plan RCM forecasting Year 1 net loss of 15% of Microcellpostpaid subs post “reacquisition” efforts Microcell’sportfolio more prepaid than RCM’s(52% vs 19%) RCM focused on postpaid subs, implying high true $/sub acquisition cost for the deal Spectrum Value / Sale? Management currently assumes the sale of 10 MHz of spectrum in 2006 for $200m Several reasons why this assumption could be challenged: i) demand questionable; ii) valuation challenging, iii) may be attractive to keep long term Timing of UMTS and other technologies uncertain, affecting capexforecasting Analysts comment that BCE and TELUS better positioned for 3G wave given their relatively greater debt capacitiesUMTS Spend and 3G PreparednessLeadership in Data Revenue RCM forecasts greater-than-average portion of data in overall network revenue Forecast based on fact that RCM is the leader in the data markettoday Industry churn likely to rise initially but then settle again (similar to the impact felt in US) Not expected until after 2005 in CanadaImpact of Local Number Portability Project Ring28

MicrocellOverview Process Update Industry Overview Capital Markets Perspective RCM Overview Microcell Overview Approach to Value Financial Forecasts Preliminary Views on Value Project Ring29

Historical Operating Statistics -Microcell 2.60%3.00%2.80%2.80%2.80%3.90%3.80%2.60%3.30%3.30%3.50%2.80%3.30%0.00%1.00%2.00% 3.00%4.00%5.00%Q3/01Q4/01Q1/02Q2/02Q3/02Q4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04Q3/04 Churn Rate (monthly)Net Subscriber AdditionsChurn (Blended) 9.948.529.031.148.329.6(8.9)(17.8)27.832.3(1.0)(29.3)(1.9)56.851.8(2.4)11.9(42.4)(59.8)(31.1)(10.4)13.575.113.445.977.72.3%10.6%16.6%19.1%5.2%5.0% (10.0%) (6.3%) (25.2%)13.8%9.3%13.7%15.7%(80)(60)(40)(20)020406080100Q3/01Q4/01Q1/02Q2/02Q3/02Q 4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04Q3/04Net Additions (000s) (30%) (25%) (20%) (15%) (10%) (5%)0%5%10%15%20%25%PrepaidPostpaid % of Net AddsMarket Share of Net AddsCost of AcquisitionARPU by ProductPrepaid ARPUPostpaid $311$262$298$294$251$287$274$261$254241$289$253$250$0$30$60$90$120$150$180$210$2 40$270$300$330Q3/01Q4/01Q1/02Q2/02Q3/02Q4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04Q3/04C ost of Acquisition $0.00$10.00$20.00$30.00$40.00$50.00$60.00$70.00Q3/01Q4/01Q1/02Q2/02Q3/02Q4/02Q1/ 03Q2/03Q3/03Q4/03Q1/04Q2/04Q3/04ARPU (monthly)ARPU
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Historical Operating Performance -Microcell Revenue and EBITDA Margins Free Cash Flow Generation (1) 1.Defined as EBITDA -Capex Microcell’s margins and cash flow generation are depressed (120)(100)(80)(60)(40)(20)02040Q3/01Q4/01Q1/02Q2/02Q3/02Q4/02Q1/03Q2/03Q3/03Q4/0 3Q1/04Q2/04Q3/04($ millions) 25.5%14.9%15.8%18.2%9.7%17.5%12.9%-1.5%20.2%25.2%22.7%9.8%3.8%020406080100120140 160180Q3/01Q4/01Q1/02Q2/02Q3/02Q4/02Q1/03Q2/03Q3/03Q4/03Q1/04Q2/04Q3/04Revenue ($millions)(5%)0%5%10%15%20%25%30%EBITDA MarginMargin RevenueEBITDA 31Project Ring

Analysts fairly consistent regarding synergies, PV of tax losses and pro forma leverage Analysts’ Summary of MicrocellTransaction RBC BMO Scotia CSFB Valuation 7.25x EV/EBITDA ‘05/’06 7.4x EV/EBITDA ‘05/’adds $4.00 to share price “Fairly benign” Annual Synergies $54m in ‘05 $111m in ‘06 Network EBITDA margin to 43.2% in ‘06 $150-200m of EBITDA Large component from network integration $100m + EBITDA improvement $90m EBITDA upside to 200s PV of Tax Losses Value $100 — $200m $300m $300m $250m Leverage Strong free cash flow reduces financing risk Expected to rise to 5.0-5.5x Net Debt/LTM EBITDA Pro forma 5.2x Debt/ EBITDA in 2005 5.2x Debt/EBITDA Research RBC Capital Markets Talbot, Richard October 14, 2004 “The migration path for GSM players to the next generation (3G networks is expected to be costly. As a result, Rogers’ future capex requirements are likely to be further increased following the purchase. While none of the Canadian wireless carriers have yet made public their plans with respect to 3G we estimate it will likely be a 2006 event at the earliest... Rogers may be at a disadvantage to TELUS Mobility and Bell Mobility, which have less debt leverage, and the ability to move quickly to 3G and gain competitive advantage over RCM.” BMO Nesbitt Burns Rhamey, Peter September 21, 2004 “We note that for TELUS and Bell Canada, the prospect of Rogers Wireless gaining market share advantage is amply offset by the prospect that the competitive dynamics in the industry have improved and that Rogers Wireless with significant debt will price rationally going forward.” 06Deal 32Project Ring

Approach to Value Process Update Industry Overview Capital Markets Perspective RCM Overview Microcell Overview Approach to Value Financial Forecasts Preliminary Views on Value 33Project Ring

Approach to Value •BMO Nesbitt Burns has examined three methodologies -discounted cash flow approach -comparable trading approach -precedent transaction approach •En-bloc value: -highest price available in an open and unrestricted market -no adjustment for liquidity, lack of control or effect of transaction -Must consider potential buyers: Review of Potential Buyers International Buyers Blocked by foreign ownership restrictions Bell Almost certain to be blocked by Competition Bureau Telus Almost certain to be blocked by Competition Bureau Shaw Communications Potential buyer but without significant synergies, only bundling capabilities Québecor — Videotron Potential buyer but without significant synergies, only bundling capabilities Financial Buyers Possible, no operational synergy value created. Full use of tax losses not certain Rogers Communications Potential buyer but without significant synergies, only bundling capabilities -Little synergy value expected from buyer universe 34Project Ring

Methodology #1: Discounted Cash Flow Approach •Methodology: -based on Management’s forecast for 2005 -2009 -mid-period discounting -tax loss carry-forwards modeled/valued separately •Key assumptions: -pro forma Microcell -effective assessment date as of Monday November, 8th -WACC of 9.5% -10.5%, tax loss carry-forwards discounted at Cost of Equity -pre Issuer Bid financing •Key limitations: -highly sensitive to financial assumptions -terminal value calculation assumes a “steady state”, difficult to assess in the volatile wireless industry 35Project Ring

Methodology #2: Comparable Trading Approach •Methodology: -observed trading multiples from the North American wireless industry -focused on EV/EBITDA multiples for 2005 and 2006 and P/E multiples for 2006 -derived trading value range applying selected multiples -applied take-over premium reflecting premiums paid in precedent Canadian public company transactions •Key limitations: -post acquisition of Microcellthere are no publicly traded comparable companies in Canada -while not directly comparable due to differences in size, growthpotential, coverage, network and industry dynamics between the U.S. and Canada, we believe that the U.S. companies such as Nextel, AT&T Wireless (pre bid), US Cellular and Western Wireless may provide benchmarks -the wireless industry is more mature in Europe and Japan and less mature in Asia Pacific, Africa and South America rendering companies in these markets less comparable to RCM -observed trading multiples may reflect factors not to be taken into account in an assessment of en-bloc value (e.g. liquidity, minority discounts) 36Project Ring

Methodology #3: Precedent Transaction Approach •Methodology: -considered recent transactions with purchase prices greater than$500 million principally in the U.S. and Europe -focused more specifically on the Cingular/ AT&T Wireless, BCE / Bell Mobility, and RCM / Microcelltransactions in particular -relied primarily on: EV/EBITDA, adjusted for announced synergies, and, premiapaid •Key limitations: -there have been very few relevant, comparable completed public transactions in the wireless industry in recent years (i.e. unaffected by Tech bubble) 37Project Ring

Financial Forecasts Process Update Industry Overview Capital Markets Perspective RCM Overview Microcell Overview Approach to Value Financial Forecasts Preliminary Views on Value 38Project Ring

Background to Development of the Management Case •BMO NB has developed the “Management Case” model on behalf of Management -BMO NB has made clear to Management that this is RCM’smodel and we have acted as designers and builders on their behalf -Management has at various times reviewed and vetted the model created •Model developed through: -initial budget and forecast figures supplied by Management (internal budgets ‘04 -’06) and copies of Board and Credit Rating Agency presentations regarding the Microcellacquisition -sessions with Management adjusting assumptions and forecasts to arrive at a current Management view of both RCM stand-alone and RCM pro forma Microcell 39Project Ring

Model Logic -Subscriber Base Canadian Population Wireless Market Penetration Wireless Market Size and Annual “Net Adds” RCM Existing Market Share RCM Market Share of Net Adds RCM Subscribers (“Subs”) MicrocellSubs Acquired One-time Loss of MicrocellSubs Pro Forma MergeCo Subs Annual Net Adds Annual Deactivations (Both RCM and MicrocellSubs) Gross Adds (Both RCM and MicrocellSubs) X + + - = - + = % Post-Paid Subscribers-Higher value becausehigher ARPU% Pre-Paid Subscribers-lower valuebecause lower ARPU 40Project Ring

Model Logic -Revenues Number of Subs Average Revenue Per User -“ARPU” Cellular Revenue X Roaming Revenue Data Revenue One-way Messaging Network Revenues Equipment Sales + + + = + -Essentially a pass-through with little or no margin Total Revenue = Focus for Management 41Project Ring

Model Logic -Costs Number of Subs Operating Costs -Driven per Sub or through simple growth rates -Customer Service -Retention -Credit & Collections -IT -Finance & Accounting -Admin -Other X Additional Microcell Opex -Schedule provided by Microcell + One-time MicrocellTransition Costs + Sales & Marketing (“Cost of Acquisition”) -Large fixed cost component -Variable components driven by “Gross Adds” + + Equipment Costs Total Costs = -Only in ‘05 and ‘06 42Project Ring

Key Drivers -Market Share Strong penetration forecast offset somewhat by slight market share decline forecast Canadian Wireless Penetration35%38%42%47%51%55%59%62%65%0.05.010.015.020.025.030.035.0200120022003 200420052006200720082009(mm of Canadians)0%10%20%30%40%50%60%70%Market ShareVoice penetrationPro Forma Voice Subscribers37%36%34%34%34%35%0.01.02.03.04.05.06.07.08.0RingMuse2004 Combined20052006200720082009Subscribers (mm)32%33%33%34%34%35%35%36%36%37%37%38%Blended Market ShareShare PostpaidPrepaidMarket subsCanadian populationWireless 43Project Ring

Forecast fairly consistent market share of Net Adds post 2007 Key Drivers -Net AdditionsNet Subscriber Additions28%25%32%33%33%28%(50)-501001502002503003504004502004200520062007200820 09Net Adds (000s)0%5%10%15%20%25%30%35%Market share of Net Postpaid AddsPrepaidPostpaidMarket Share of Net Postpaid Adds 44Project Ring

Key Drivers -ARPU Moderate decline in postpaid ARPUs forecast Note: Average Revenue per User (ARPU) expressed on a monthly basis is defined as cellular revenue divided by the average subscriber base for the period 1. Actuals for 2001 -2003 include some in-bound roaming revenue modelled separately in forecasts for 2004 -2014 RCM and New Subscribers’ ARPU(1) Microcell Legacy Subscribers’ ARPU $55.78$56.16$53.56$52.58$51.91$51.24$50.59$49.94$57.25$13.00$12.75$12.50$11.75$1 1.50$11.02$10.08$10.17$10.29$0$10$20$30$40$50$60$7020012002200320042005200620072 0082009Monthly ARPUPostpaid ARPU$48.45$48.97$50.04$51.69$51.69$15.00$15.00$15.00$15.00$15.00$0$10$20$30$40$5 0$60$7020052006200720082009Monthly ARPUPostpaid ARPU ARPUPrepaid ARPUPrepaid 45Project Ring

Key Drivers -Monthly Churn Forecast moderate decline in churn to 2009 Note: Churn is defined as lost subscribers divided by the average number of subscribers in the period Postpaid Subscriber Churn RatesPrepaid Subscriber Churn Rates0.0%0.5%1.0%1.5%2.0%2.5%3.0%3.5%4.0%4.5%20012002200320042005200620072008200 9Monthly ChurnForma0.0%0.5%1.0%1.5%2.0%2.5%3.0%3.5%4.0%4.5%200120022003200420052006200720 082009Monthly ChurnForma RCMMicrocellPro RingMicrocellPro 46Project Ring

Other Assumptions -PP&E and Tax Attributes
•Treatment of PP&E
-RCM book and tax balances provided by class
-RCM book and tax depreciation rates provided by class
-capex details provided by class
-Microcell book PP&E allocated to RCM PP&E classes based on historical public information
Microcell total UCC pools provided by RCM management and allocated to classes based on Microcell book split used same book and tax depreciation rates as for RCM
-capex savings from Microcell acquisition allocated to Network Equipment
•Net Operating Losses (NOLs)
-total of approximately $2.8 billion (post implementation of tax planning strategies)
RCM has approximately $1.0 billion
Microcellhas approximately $1.8 billion
-full amount of NOLs available to shelter taxable income 47Project Ring

Other Assumptions -Purchase Equation Over $600 million of goodwill assumed Purchase Equation(C$ mm)Total purchase price$1,287Less: book value of equity acquired($478)Excess purchase price$809Allocation of excess purchase priceSpectrum and Brand$173Goodwill$636Total$809Key Assets(C$ mm)Microcell @RCM @Book ValuesWrite-UpsFair ValuesPP&E$462$0$462Spectrum and Brand$227$173$400Goodwill$0$636$636 48Project Ring

BMO NB Difference to Management Case •No credit given for sale of spectrum. Management forecasts $200million sale in 2006 49Project Ring

Financial Projections -Summary Data Financial Projections2004-2009(C$ millions)200420052006200720082009CAGRNetwork Revenue$2,399.9$3,308.4$3,594.0$3,862.9$4,131.1$4,351.213%EBITDA (1)913.51,224.61,437.91,619.01,806.41,929.216% EBITDA Margin of Network Revenue38.1%37.0%40.0%41.9%43.7%44.3%Depreciation & Amortization$466.6$581.3$649.8$599.6$562.9$605.35%Capital Expenditures416.0577.0456.8545.6425.0611.38%Cash Taxes0.00.00.00.045.1447.6naEBITDA less Capex497.5647.6981.11,073.41,381.41,317.922%EBITDA less Capex less Cash Taxes497.5647.6981.11,073.41,336.4870.312%Total Debt / EBITDA2.3x3.0x2.5x2.2x2.0x1.8xNet Debt / EBITDA2.1x2.6x1.6x0.9x0.1xna1. Adjusted for one-time integration costs of $224.9 mm in 2005 and $1.5 mm in 2006 50Project Ring

Incremental Impact of Microcell Incremental Impact of Microcell($ millions)200420052006200720082009Network Revenue Stand-alone$2,399.9$2,676.9$2,958.2$3,288.6$3,537.8$3,740.0 Pro Forma$2,399.9$3,308.4$3,594.0$3,862.9$4,131.1$4,351.2Incremental Network Revenue$0.0$631.5$635.8$574.3$593.3$611.2EBITDA Stand-alone$913.5$1,067.9$1,187.3$1,378.6$1,531.3$1,617.1 Pro Forma(1)913.51,224.61,437.91,619.01,806.41,929.2Incremental EBITDA$0.0$156.8$250.6$240.3$275.2$312.2Depreciation & Amortization Stand-alone$466.6$527.3$597.1$559.8$531.5$584.6 Pro Forma466.6581.3649.8599.6562.9605.3Incremental Depreciation & Amortization$0.0$54.0$52.6$39.8$31.4$20.6Capital Expenditures Stand-alone$416.0$489.0$572.8$685.6$454.0$683.3 Pro Forma416.0577.0456.8545.6425.0611.3Incremental Capital Expenditures$0.0$88.0($116.0)($140.0)($29.0)($72.0)Cash Taxes Stand-alone$0.0$0.0$103.1$262.9$318.7$352.1 Pro Forma0.00.00.00.045.1447.6Savings in Cash Taxes$0.0$0.0$103.1$262.9$273.6($95.6)EBITDA less Capex Stand-alone$497.5$578.9$614.5$693.1$1,077.3$933.8 Pro Forma497.5647.6981.11,073.41,381.41,317.9Incremental EBITDA less Capex$0.0$68.8$366.6$380.3$304.2$384.2EBITDA less Capex less Cash Taxes Stand-alone$497.5$578.9$511.4$430.2$758.6$581.7 Pro Forma497.5647.6981.11,073.41,336.4870.3Incremental EBITDA less Capex less Cash Taxes$0.0$68.8$469.7$643.2$577.8$288.61. Adjusted for one-time integration costs of $224.9 mm in 2005 and $1.5 mm in 2006 51Project Ring

Preliminary Views on Value Process Update Industry Overview Capital Markets Perspective RCM Overview Microcell Overview Approach to Value Financial Forecasts Preliminary Views on Value 52Project Ring

DCF Assumptions •5 Year DCF •WACC range of 9.5% -10.5% •Terminal growth approach to calculating terminal value (1.5% -2.5% ) •Mid-year discounting convention •Tax losses valued separately 53Project Ring

Observations on WACC Selected WACC range of 9.5% -10.5%•Very few comparable companies in North America•Observed betas have very low R-squared’s•Microcell ignored due to zero R-squared and uncharacteristically low beta of .22•AT&T Wireless (pre-bid) includedto broaden the universe •Selected beta of 1.3 implies an unleveredbeta of 1.02 based on a targeted 40%/60% Debt / Equity structure•Cost of debt based on the spread between current yield on RCM’s 6.75% U.S. Note due 2014 and benchmark US Treasury rate swapped into Canadian dollars•Equity Risk Premium of 6% based on observed historicalpremia over benchmark Canadian treasuries 54Project Ring

WACC LeveredEstimatedDebt/Company NameBarra BetaBloomberg BetaR2Tax RateMarket EquityUnlevered Beta% Debt% EquityAT&T Wireless(1)1.271.130.1735.0%32.2%0.9324.4%75.6%Microcell Telecommunications Inc (1)0.330.220.0033.0%82.6%0.1445.2%54.8%Nextel Communications Inc.1.351.350.2135.0%29.1%1.1422.5%77.5%US Cellular Corp.0.910.900.2035.0%33.4%0.7425.0%75.0%Western Wireless1.271.880.1635.0%67.0%1.3140.1%59.9%Rogers Wireless (3)0.411.190.1236.3%58.5%0.8736.9%63.1%Mean 0.851.1134.9%54.1%0.8434.0%66.0%Median 0.911.1935.0%58.5%0.8736.9%63.1%Average (ex. Microcell)1.041.291.00AssumptionsCost of EquityCorporate Tax Rate36.3%Cost of Equity:Target Capital Structure:Debt40% Where:Equity60% Risk Free Rate (Rf):4.5% Market Risk Premium:6.0%WACC Calculation Risk Free Rate (Rf)(2):4.46%Spead3.25% Beta1.30Cost of Debt7.7%Cost of Debt (After-Tax)4.9% Cost of Common Equity = 12.3%BetaWACCUnleveredLeveredBloomberg Beta of Comparables (Mean)1.001.42 Cost of Debt (After-Tax)4.9%Bloomberg Beta of Comparables (Median)0.871.24Barra Beta — Wireless telecommunications1.05Cost of Common Equity = 12.3%Selected Levered Beta0.911.30WACC=9.3%1. Capitalization reflects pre-bid prices; No longer publicly traded2. Govt. of Canada 10 Yr3. Pro Forma for Microcell Transaction 55Project Ring

Five Year DCF -Pre NPV of NOLs Stand-alone11/9/2004 to Projected Fiscal Year Ending 12/31Free Cash Flow12/31/200412/31/2004(1)20052006200720082009Terminal(C$ million)Selected Data:Revenue$2,644.5$537.8$3,703.8$4,005.7$4,272.3$4,530.8$4,753.9$4,849.0EBITDA 913.5$177.8999.71,436.41,619.01,806.41,929.21,967.8 EBITDA Margin34.5%33.1%27.0%35.9%37.9%39.9%40.6%40.6%Unlevered Free Cash FlowsEBIT $447.0$93.4$418.4$786.7$1,019.3$1,243.5$1,324.01,350.5 Cash Taxes(162.3)(33.9)(151.9)(285.6)(370.0)(451.4)(480.6)(490.2)Unlevered Net Income$284.7$59.5$266.5$501.1$649.3$792.1$843.4$860.2 Depreciation 466.6$84.4581.3649.8599.6562.9605.3617.4 Increase in Deferred Taxes0.2$2.416.5(13.4)(0.5)6.9(10.8)0.0 Changes in Working Capital(4.7)$1.812.2(7.5)(7.4)(21.6)0.41.6 Capital Expenditures(416.0)($83.8)(577.0)(456.8)(545.6)(425.0)(611.3)(525.0) Changes in Other0.0$0.00.00.00.00.00.00.0Unlevered Free Cash Flow$330.8$64.3$299.6$673.1$695.5$915.3$827.0$954.2Terminal Growth RateTerminal Growth Rate1.0%1.5%2.0%2.5%3.0%1.0%1.5%2.0%2.5%3.0%WACCTerminal ValueWACCImplied Terminal Trailing P/E Multiple(c)10.0%$10,601.8$11,225.4$11,927.0$12,722.2$13,630.910.0%14.5 x15.3 x16.2 x17.3 x18.5 xWACCEnterprise Value as of November 8, 2004WACCEquity Value as of November 8, 2004(a)9.0%$10,700.3$11,233.1$11,842.1$12,544.7$13,364.59.0%$7,304.1$7,836.9$8,4 45.9$9,148.5$9,968.29.5%$10,037.310,497.611,019.211,615.3$12,303.29.5%6,641.17,1 01.37,623.08,219.18,907.010.0%$9,448.79,849.210,299.810,810.5$11,394.210.0%6,052 .46,453.06,903.67,414.37,997.910.5%$8,922.59,273.59,665.710,106.9$10,606.910.5%5 ,526.35,877.26,269.46,710.67,210.711.0%$8,449.6$8,758.9$9,102.5$9,486.6$9,918.61 1.0%5,053.45,362.65,706.36,090.36,522.4WACCImplied Terminal Trailing EBITDA MultipleWACCEquity Value per Share as of November 8, 2004(b)9.0%6.2 x6.6 x7.1 x7.6 x8.2 x9.0%$50.07$53.73$57.90$62.72$68.349.5%5.86.26.67.17.69.5%45.5348.6852.2656.3561 .0610.0%5.55.86.26.67.110.0%41.4944.2447.3350.8354.8310.5%5.25.55.86.26.610.5%37 .8940.2942.9846.0149.4311.0%4.95.25.55.86.211.0%34.6436.7639.1241.7544.711. Equal to approximately 2 months’ of 2005 free cash flow adjusted for one-time costsNote: Terminal year reflected above represents a 2.0% perpetual growth rate.(a) Equity Value equals Enterprise Value less total debt and preferreds, plus cash, option proceeds and investments in unconsolidated subsidiaries.(b) Equity Value per Share equals Equity Value divided by Fully Diluted shares outstanding.(c) Terminal Equity Value equals the Terminal Value less net debt plus the book value of unconsolidated investments. 56Project Ring

DCF Sensitivity Analysis (Pre NPV of NOLs) Sensitivity Analysis20052009Market Penetration (+/- 2.5%)51.1%65.0%$42.12to $52.54Market Share of Net Adds (+/- 4%) — Postpaid35.2%32.0%$44.15to $50.51 — Prepaid23.0%28.3%Monthly Churn (+/- 0.2%) — Postpaid1.68%1.44%$45.52to $49.13 — Prepaid3.07%2.74%Monthly ARPU (+/- $1.00) — Postpaid$52.58$49.94$42.76to $51.89 — Prepaid$11.50$13.00Capex (+/- 10%)$416$611$43.73to $50.93$41$43$45$47$49$51$53$55Mid-Point of DCF Value Range$5.21($5.21)$3.18($3.18)$1.80$4.56$3.60($1.80)($4.56)($3.60)$47.33 57Project Ring

NPV of NOLs •NPV is equal to 22% of NOLs Net Present Value of Tax Losses($ millions)200420052006200720082009Cash Taxes without NOLs $100.2$18.0$205.8$291.6$376.9$434.7Cash Taxes with NOLS$0.0$0.0$0.0$0.0$45.1$447.6Savings$100.2$18.0$205.8$291.6$331.8($13.0)Discou nt Rate12.00%12.25%12.50%NPV$647.77$617.3$612.4$607.6NPV per share$4.23$4.20$4.17Aggregate DCF Value per ShareTerminal Growth RateWACC1.0%1.5%2.0%2.5%3.0%9.0%$54.27$57.92$62.10$66.92$72.549.5%$49.73$52.88$5 6.46$60.54$65.2610.0%$45.69$48.44$51.53$55.03$59.0310.5%$42.08$44.49$47.18$50.20 $53.6311.0%$38.84$40.96$43.32$45.95$48.91 58Project Ring

Precedent Transaction Analysis Premium and Multiple Analysis SummaryAcquirorRCMCingularTelusBCETargetMicrocellAT&T WirelessClearnetBell MobilityAverageOffer Price$35.00$15.00$0.53$58.75Target share price (unaffected)$21.00$8.55$45.80$49.00Equity premium over unaffected price:1 day 66.7%26.9%52.8%19.9%41.6%1 week 37.3%33.3%58.0%29.4%39.5%4 weeks47.7%44.4%66.5%30.6%47.3%Implied EV / EBITDA Multiple:LTM17.7x10.9xNMF16.0x14.8xFY +113.4x10.9xNA14.7x13.0xFY +27.9x9.8x34.1x12.0x16.0xImplied EV / Subscriber Multiple:LTM$1,306$2,792$9,249$3,132$4,120FY +1$1,061$2,619$7,728$2,769$3,544FY +2$943$2,542$5,445$2,264$2,798Implied EV / EBITDA Multiple:Excludes Tax Asset and SynergiesLTM14.0x(1)6.6xNMF16.0x12.2xFY +110.7x6.6xNA14.7x10.7xFY +26.3x6.0x22.7x12.0x11.8x1. Assumes $0.20 per dollar of tax assets ($1.6bn).Note: see detailed transaction list in Appendix C. 59Project Ring

M&A Database -PremiaPaid Precedent Canadian Transactions — Equity Value > C$500MNumber ofAveragePremiumTransactionsSize (1)Transaction Period1 Day1 Week1 Month3 Month200023%28%39%60%24$2,887200121%25%32%38%242,427200225%25%49%62%53,558200315%17%12%29%45,3312004YTD17%17%20%11%121,4792000 - 2004YTD20%23%30%40%69$3,1362002-2004YTD(No Anticipated Synergies)20%21%20%12%8$2,5841. Represents Equity Value of the transaction 60Project Ring

Preliminary Public Comparable Trading Analysis North American Wireless Comparable Trading AnalysisShare($ millions except per share data)PriceMarketEnterpriseEV / EBITDA(1)P / EEV / FCF (5)08-Nov-04CapValue2004E2005E2006E2005E2006E2005E2006ECanadian Comparables (C$)Microcell (2)$22.00$854$1,0018.6x 5.1x 3.6x 58.3x 12.6x nmf19.6x RCM (I/B/E/S) (3)43.976,2919,947NA7.5 6.2 22.4 11.2 14.0 11.5 RCM (Management) (4)43.976,2919,947NA8.1 6.9 17.7 10.0 15.4 10.1 Group Average8.6x 6.3x 4.9x 40.4x 11.9x U.S. Comparables (US$) NationalNextel Communications Inc.$27.75$30,730$39,2657.7x 6.7x 5.9x 15.9x 13.0x 13.3 12.9 AT&T Wireless (Pre-bid)11.8232,51937,3588.8 7.9 8.0 nmfnmf19.7x 15.1x U.S. Comparables (US$) Regional PlayersWestern Wireless$28.78$2,876$4,9177.8x 6.9x 6.1x 12.7x 12.4x 12.0x 9.9x US Cellular Corp.42.013,6224,7037.0 5.9 5.2 29.8 22.6 32.4 18.6 Group Average US (excluding AWE)7.5x 6.5x 5.7x 19.5x 16.0x 19.2x 13.8x Total average (pre-bid) excluding RCM8.0x 6.5x 5.8x 29.2x 15.2x 19.3x 15.2x 1. Estimates per selected street research2. Microcell share price is as of May 30, 2004 prior to Telus’s takeover bid. 3. Estimates taken from select street research.4. Using management forecasts as estimates.5. FCF defined as EBITDA less Capex.EV/ Net Debt /EBITDA MarginsSubscriber(1)EBITDA2004E2005E2004E2005E2004E2005E2004E34.9%69.0%17.8%24.9%$741$6462.4x 30.617.835.138.72,0131,8472.227.534.134.533.11,7591,6833.932.8%43.4%26.4%31.8%$1 ,377$1,2462.3x 17.5%15.4%39.9%41.3%$2,454$2,2571.5x -5.410.425.527.61,5501,4711.4 43.8%13.3%33.5%34.5%$1,646n/a2.8x 4.417.224.325.8943$8521.816.2%10.2%19.4%20.3%$1,681$1,5542.0x 19.1%25.0%28.2%30.8%$1,467$1,3062.0x EBITDA YOYGrowth Rates 61Project Ring

Market Metrics Analysis Implied EV / 2006E EBITDA Multiple5.0x7.1x$25.65$46.717.1x9.0x$47.00$65.006.6x7.4x$40.40$48.506.0x6.8x$34. 50$42.906.0x7.0x$34.90$44.70Share Price RangeMethodologySelected Multiple RangeBenchmark(1)Indicative Value Per Share Range(2) (C$mm except per share amounts)Market MetricsHistorical Trading Range52 Wk High52 Wk Low $25.75 - $46.71Analyst Price Targets(3)$47.00 — $65.00Comparable Trading Analysis2006E Price / Earnings10.0x12.0x$4.042005E EV / EBITDA7.0x8.0x$1,2252006E EV / EBITDA6.0x7.0x$1,4381. All figures pro forma Microcell acquisition per management plan $20$25$30$35$40$45$50$55$60$65$702. As at November 08, 2004. Pro forma Net Debt of $3396 million as at December 31, 2004.3. Range of $47 to $52 excluding Scotia Capital 62Project Ring

Summary Analysis Least MostRelevanceMethodologySelected Multiple RangeBenchmark(1)Indicative Value Per Share Range(2) (C$mm except per share amounts)Transaction MetricsRangeMethodologySelected Comparable Transaction AnalysisEV/EBITDA 2006E plus PV of NOLs(3)6.0x7.0x$1,438Trading Comparables + 20% Premium2005E EV / EBITDA (5)7.0x8.0x$1,2252006E EV / EBITDA (5)6.0x7.0x$1,438Discounted Cash Flow MethodIncluding NOLs — WACC / Growth Rate10.0%/2.0%Indicative RangeIndicative Range1. All figures pro forma Microcell acquisition per management plan $35.00$37.50$40.00$42.50$45.00$47.50$50.00$52.50$55.00$57.50$60.0002. As at November 08, 2004. Pro forma Net Debt of $3396 million as at December 31, 2004.3. Multiple derived from AT&T Wireless and Cingular transaction (synergies of $6.50 per share or $18B)4. Includes $4.20 of present value NOLs per share5. Control premium of 20%. Adjusted for capital structure using 40% debt to 60% equityImplied EV / 2006E EBITDA Multiple6.4x7.4x$39.10(4)$48.90(4)6.7x7.6x$41.60(3)$51.00(3)6.7x7.8x$42.00(3)$53 .00(3)7.2x8.1x$47.20$56.50$46.00$54.00Share Price Range 63Project Ring

Observations •Preliminary En bloc range $46.00 to $54.00; $50.00 mid-point •Need to finalize due diligence •Board has not approved Management forecast •Meets requirements of 61-501 / Q-27 •Issuer bid value may be different than En bloc value. Fair price -depends on RCI’sintentions -capital structure •Need to confirm no prior valuations 64Project Ring

Appendices November 4, 2004 65Project Ring

Appendix A Other Information 66Project Ring

Analyst Comments -Microcell Acquisition A -1 Date Target Price Comments Richard Talbot RBC CM Oct. 14, 2004 Outperform Pre Post(1) $50 $54 Deal Reaction - “...purchase of Microcell is an attractive and potentially accretive transaction...” Valuation - “We value RCM shares using a combination of 7.25x 2005/06 EV/EBITDA, 16.0x EPS, and a DCF with 5.5x terminal multiple...” Synergies - “Combined company can achieve significant cost synergies ($54mm in 2005E rising to $111mm in 2006E)...improve network EBITDA margins from 35.2% in 2004E to 39.3% in 2005E and 43.5% in 2006E...” Tax loss - “...estimate the present value of the tax loss shield to RCM to be $100 mm to $200 mm” Leverage - “...debt leverage is the highest in Canada, strength in RCM’s free cash flow as well as the company’s demonstrated ability to access the capital markets at attractive rates, reduces financing risk.” Randal Rudniski CSFB Sept. 22, 2004 Market Perform $46 $46 Deal Reaction - “... a successful acquisition of Microcell could create meaningful synergies and shareholder value...” Valuation - “Valuation of the acquisition is fairly benign, if Microcell can produce the street’s EBIDA expectation in 2005 and if synergies are produced” Synergies - “Assuming RCM can raise Muse’s margins to its own level (35%), $90 mm in EBITDA upside to 2005 results... Tax loss - ”...tax loss carry forwards have an NPV of roughly $250 million” Leverage - “Pro forma RCM debt/EBIDTA will rise to 5.2x from 2.4x...management must arrange an increase in covenant package...Financing options: 1. Dividend paid by RCM to equity holders 2. RCM purchases the 48.6 million shares from RCI 3. Inter-company loan 4. Wireless buys equity in RCI” John Henderson Scotia Sept. 21, 2004 Outperform $60 $64 Deal Reaction - “We believe the proposed Microcell transaction adds material value to RCM shareholders” Valuation - “At a minimum we believe Microcell adds $4/share to our RCM target price” Synergies - “Subscriber churn at Microcell should decrease about 4-5 times...we expect RCM should be able to generate significant operating and capital cost synergies (assuming $100 mm of annual cost synergies)” Tax loss - “...estimate of $300 mm” Leverage - “...pro forma debt to rise to 5.2x, which could unnerve investors...in 2005, we forecast RCMs leverage ratio should improve to 4x” Peter Rhamey BMO NB Sept. 21, 2004 Market Perform $45 $43 Deal Reaction - ”...increased risk associated with the company given its high financial leverage and execution risk as the company integrates Muse...” Valuation - “target priced reduced to $43 from $45 representing a target multiple of 7.4x 2005E pro forma EBITDA” Synergies - “...largest synergies come from network integration and optimization due to Muse’s network and spectrum position...an additional $150-$200 mm of EBITDA could be generated off Muse’s subscriber base” Tax loss - “tax loss carryforwards — $300 mm of value to RCM” Leverage - “RCM’s leverage is expected to rise to 5.0x-5.5x Net debt/trailing EBITDA...How the funds can be transferred back to RCI remains to be seen (i.e., intercompany loan or share buyback at RCM)” 1. Pro forma acquisition of Microcell A-1Project Ring

Other Assumptions •Other cost line assumptions provided by management (examples) -Fixed S&M costs growing at 5% -Customer service costs flat at $3.42/post paid sub and $1.00 perprepaid sub per month -Retention costs per sub flat at $4.91/post paid sub per month •Working capital assumption driven by historical days of turnover •Sale of spectrum in 2006 for $200m -management assumption A -2Project Ring

Appendix B Description of Comparable Companies 70Project Ring

Nextel B -1 LFY Revenue Mix — US$10,820 mmService revenue91%Equipment revenue9%Company Overview Area(s) of operation: Throughout the United States Network: Integrated Digital Enhanced Network (iDEN) Wireless Subscribers: 12.9mm Penetration: Na Headquarters: Reston, Virginia Employees: 17,000 Other Services: Digital wireless mobile services, Nextel nationwide, Direct Connect walkie-talkie service and various other services Capitalization & TradingShare Price (1)$24.61EV/2005 Rev.2.4xShares Out.1107.6EV/2004 EBITDA6.9xMarket Cap.$28,027EV/2005 EBITDA6.1xEnterprise Value$34,920P/2005 EPS13.6x1. As of October 18, 2004.Financial SummaryCY 2003CY 2004CY 2005Revenue$10,820$13,080$14,582Gross Profit$7,669nanaEBITDA$4,321$5,093$5,763 EBITDA Margin40%39%40%EBIT$2,627nanaNet Income (Reported)$1,472$2,020$2,001Capex$1,716Source: Capital IQ 71Project Ring

U.S. Cellular B -2 LFY Revenue Mix — US$2,259 mmService Revenue94%Equipment Sales6%Company Overview Area(s) of operation: 165 territories in 28 U.S. States Network: CDMA 1XRTT Wireless Subscribers: 4.4 mm Penetration: 10% Headquarters: Chicago, Illinois Employees: 6,175 Other Services: Offer both digital and analog handsets, dual and tri mode phones Capitalization & TradingShare Price (1)$43.25EV/2005 Rev.1.6xShares Out.86.2EV/2004 EBITDA7.2xMarket Cap.$3,728EV/2005 EBITDA6.1xEnterprise Value$4,995P/2005 EPS31.9x1. As of October 18, 2004.Financial SummaryCY 2003CY 2004CY 2005Revenue$2,583$2,783$3,062Gross Profit$1,651nanaEBITDA$647$676$792 EBITDA Margin25%24%26%EBIT$214nanaNet Income (Repo$43$84$117CapexSource: Capital IQ 72Project Ring

Western Wireless Corp. B -3 Company Overview Area(s) of operation: 19 Western U.S. States (rural focus) Network: TDMA/CDMA/GSM Wireless Subscribers: 1.3 mm Penetration: 12% Headquarters: Washington/Missouri Employees: 2,400 Other: Formed in 1994 through the combination of Pacific Northwest Cellular and General Cellular LFY Revenue Mix — US$1501 mmSubscriber 47%Austrian operations25%Other foreign 11%Other domestic0%Equipment3%Roamer14%Capitalization & TradingShare Price (1)$28.20EV/2005 Rev.2.2xShares Out.91.9EV/2004 EBITDA7.4xMarket Cap.$2,592EV/2005 EBITDA6.5xEnterprise Value$4,674P/2005 EPS12.7x1. As of October 18, 2004.Financial SummaryCY 2003CY 2004CY 2005Revenue$1,501$1,881$2,065Gross Profit$918nanaEBITDA$449$630$713 EBITDA Margin30%33%35%EBIT$173nanaNet Income (Reported)($0)$152$204Capex$266Source: Capital IQ Project Ring

Appendix C Precedent Transactions 74Project Ring

Precedent Transaction Analysis C -1 Wireless Service Providers — Precedent Transactions(C$ millions)LTMFY+1 EV / SubscribersDateDateEnterpriseEV /EV /EV /EV /AnnouncedCompletedAcquirerTargetValueSalesEBITDAEBITDALTMFY + 1POPSCanadian Transactions20-Sep-04PendingRCMMicrocell$1,5662.47x17.7x13.4x$1,306$943$8213-Sep -0413-Oct-04RCIRCM (1)7,3512.948.77.9x1,8721,47524521-Aug-0019-Oct-00TelusClearnet6,76213.63NMFNMF9 ,2495,15731930-Jul-9925-Oct-99BCEBCE Mobile Communications5,0113.9316.0x14.7x3,1322,769290Average 5.74x14.1x12.0x$3,890$2,586$234U.S. Transactions17-Feb-0417-Feb-04CingularAT&T Wireless$60,6842.74x10.9x9.8x$2,792$2,542$20520-Dec-0120-Dec-01US UnwiredIWO Holdings1,0785.42N/AN/A17108-Oct-0115-Feb-02AT&T WirelessTelecorp8,50020.65NMF9,999N/A29-Aug-0130-Nov-01AirGate PCSiPCS1,48110.59NMF6,97612719-Mar-0101-Aug-02AlltelCenturyTel Wireless assets2,488N/AN/AN/A300Average 9.85x10.9x9.8x$6,589$161International Transactions08-Jul-04PendingTeliaSoneraOrange A/S$9791.43x8.4x10.9x$1,619N/A13-Jun-0328-Nov-03Cesky TelecomEurotel Praha(1)2,7871.463.066128821-May-0121-Dec-01MatavWestel Mobil2,780N/AN/A1,209N/A19-Nov-0119-Nov-01IPOMMO2 (BT’s Cellphone unit)16,7712.3323.59.2x1,016105Average 1.74x11.6x10.0x$1,126$196Overall Average 6.15x12.6x11.0x$3,621$213Overall Average (excl. High & Low)5.51x14.8x$3,957$1711. No change of control.Note: All numbers converted to Canadian $ based on exchange ratio at close of transaction. 75Project Ring

Case Study -RCM Acquisition of Microcell Background: •On May 14, 2004 TELUS announced an unsolicited takeover bid for Microcell valued at $1.1bn -The offer, of $29.00/share represented a 38% and 36% premium to the Class A and Class B shares respectively •Microcell’s Board of Directors recommended that shareholders vote against the proposed deal -On September 20, 2004 Microcell announced they entered into an agreement with RCM for the purchase of the company, the bid was valued at $1.6 bn at announcement -The offer of $35/share represented a 20% premium to TELUS’ bid Strategic Rationale: •Significantly enhances spectrum position •Acquisition of 1.2 million subscribers (54% of which arepostpaid-postpaidARPU of $62) •Improved share in youth segment •Improved share in Quebec region •Acquisition of strong Canadian brand •Access to use significant tax losses (approximately $1.6bn as ofDecember 31, 2003) •Potential upside withMicrocell’sinterest inInukshuk C -2 $0.00$5.00$10.00$15.00$20.00$25.00$30.00$35.00$40.00Oct-03Nov-03Dec-03Jan-04Feb- 04Mar-04Apr-04May-04Jun-04Jul-04Aug-04Sep-04Oct-0402,000,0004,000,0006,000,0008, 000,00010,000,00012,000,000Sep. 20, 2004Rogers announces its bid for MicrocellMicrocell Class B Share Price PerformanceOctober 21, 2003 — October 20, 2004May 13, 2004Telus announces its bid for MicrocellImplied PremiumUnaffectedAt Announcement13-May-0420-Sep-04Final Offer Price$35.00$35.00 1 — Day 66.7%5.7%1 — Week 37.3%9.7%4 — Weeks47.7%17.1% 76Project Ring

Case Study -RCM Acquisition of Microcell C -3 Transaction ValuePrice Per share$35.00Shares OutstandngBasic29.8McCaw Warrants4.0Options / Warrants 1.3Fully diluted shares outstanding35.1Gross Equity Value$1,227.9Less: Proceeds from exercise of Options/Warrants(16.4) Proceeds from exercise of McCaw Warrants (87.5)Existing Warrants163.2Equity Capitalization1,287.1Debt (1)$412.7Cash on Hand(133.8)Net Debt / (Cash)$278.9Plus: Minority Interest—Less: Non-consolidated Investments—Total Enterprise Value ($MM)$1,566.01. Includes $34.42 million relating to cross currency swapsTransaction Multiples — Benchmarks(C$ millions)LTMLFY + 1LFY +2Sales$634$658$795EBITDA$89$117$197Subscribers1.2 1.5 1.7 POPs19.0 Transaction Multiples — Without Tax AssetLTMLFY + 1LFY +2EV / Sales2.47 x2.38 x1.97 xEV / EBITDA17.65 x13.40 x7.93 xEV / Subscribers$1,306$1,061$943EV / POPs$82Transaction Multiples — With Tax Asset (1)LTMLFY + 1LFY +2EV / Sales1.97 x1.89 x1.57 xEV / EBITDA14.04 x10.67 x6.31 xEV / Subscribers$1,039$844$750EV / POPs$661. Assumes $0.20 per dollar or $320m of tax assets ($1.6bn) 77Project Ring

Case Study -Cingular’s Acquisition of AT&T Wireless Background: •On Jan. 14, 2004, rumours surface that AT&T Wireless is in merger talks •On Feb. 17, 2004, CingularWireless LLC, a joint venture between SBC Communications Inc. and BellSouth Corp., announced an agreement to acquire AT&T Wireless •Cingular offered AT&T Wireless shareholders $15 cash per common share or approximately $41 billion •Combined company would have 46 million customers and coverage in 97 of the top 100 markets •Combined 2003 annual revenues of the two companies will exceed $32 billion. Strategic Rationale: •Give customers access to a larger GSM network in the US •Improve coverage and call quality •Improved spectrum holding will allow company to accelerate its offering of advanced wireless data services •Combined company expects to achieve more than US$1 billion in operating expense and capital expenditure synergies in 2006, and in excess of US$2 billion in annual savings beginning in 2007 C -4 Implied PremiumAtAtAnnouncementCompletion17-Feb-0426-Oct-04Final Offer Price$35.00$35.001 — Day 6.5%0.5%1 — Week 8.6%1.4%4 — Weeks18.7%1.4%Bid History $8.55$15.00$1.44$3.79$1.22Bid History $0.00$4.00$8.00$12.00$16.00Unaffected SharePriceTakeover SpeculationCingularAnnouncementBid PriceFinal Purchase Price13-Jan-0414-Jan-0417-Feb-04 78Project Ring

Case Study -Cingular’s Acquisition of AT&T Wireless
C -5 Transaction ValuePrice Per share (US$)$15.00Shares OutstandngBasic2,729.7Options / Warrants 71.7Fully diluted shares outstanding2,801.4Gross Equity Value$42,021.3Less: Proceeds from exercise of Options/Warrants(603.3)Equity Capitalization41,417.9Debt$10,322.0Cash on Hand(6,026.9)Net Debt / (Cash)$4,295.1Plus: Minority Interests$32.0Less: Non-consolidated Investments($1,152.0)Total Enterprise Value ($MM)$44,593.0Transaction Multiples — Benchmarks(US$ millions)LTMLFY + 1LFY + 2Sales$16,883$16,738$17,041EBITDA$4,238$4,264$4,707Subscribers21.7 23.2 23.9 POPs226.0 Transaction Multiples without SynergiesLTMLFY + 1LFY + 2EV / Sales2.74 x2.77 x2.72 xEV / EBITDA10.93 x10.86 x9.84 xEV / Subscribers$2,792$2,619$2,542EV / POPs$205Transaction Multiples with Synergies(1)LTMLFY + 1LFY + 2EV / Sales1.66 x1.68 x1.65 xEV / EBITDA6.63 x6.59 x5.97 xEV / Subscribers$1,694$1,590$1,543EV / POPs$1631. Announced synergies of US$1 bn in 2006, and in excess of US$2 bn in annual savings beginning in 2007. Synergies assumed to be valued at US$6.50 per share or US$18.2 bn based on street research. 79Project Ring

Case Study -Privatization of Bell Mobility Background •On July 30, 1999 Bell Canada announced it had reached a deal with BCE Mobile Communications to acquire the remaining 35% of outstanding shares that Bell Canada did not already own •Independent valuation provided a range of $54.50 to $63.00 •The price of $58.75 represented the mid-point of the valuation range, and a 31% premium to the one-month closing price and a 47% premium to the two-month closing price Strategic Rationale •Allow BCE to provide customers a single point of contact for all of their communications needs •Simplify the ability for both companies to pursue national expansion and allow the two companies to leverage their business experience in reviewing expansion opportunities •allow for greater operational synergies for BCE Mobile through the opportunity to leverage the assets and resources of Bell Canada. C -6 $0.00$10.00$20.00$30.00$40.00$50.00$60.00$70.00Jan-99Feb-99Mar-99Apr-99May-99Jun -99Jul-99Aug-99Sep-99Oct-9901,000,0002,000,0003,000,0004,000,0005,000,0006,000,0 007,000,000BCE Mobile Communications Share Price PerformanceJanuary 1, 1999 - October 22, 1999July 30, 1999BCE announces its intention to take BCE Mobile privateImplied PremiumAtAtAnnouncementCompletion30-Jul-9925-Oct-99Final Offer Price$58.75$58.751 — Day 19.9%5.7%1 — Week 29.4%6.1%4 — Weeks30.6%4.4% 80Project Ring

Case Study -Privatization of Bell Mobility C -7 Transaction MultiplesLTMLFY + 1LFY + 2EV / Sales3.93 x4.34 x3.89 xEV / EBITDA15.96 x14.70 x11.99 xEV / Subscribers$3,132$2,769$2,264EV / POPs$290Transaction Multiples — Benchmarks(C$ millions)LTMLFY + 1LFY + 2Sales$1,275$1,155$1,287EBITDA$314$341$418Subscribers1.6 1.8 2.2 POPs17.3 Transaction ValuePrice Per share (C$)$58.75Shares OutstandngFully diluted shares outstanding76.8Equity Capitalization$4,510.8Net Debt / (Cash)$570.0Plus: Minority Interests—Less: Non-consolidated Investments($69.4)Total Enterprise Value ($MM)$5,011.5 81Project Ring

Case Study -Telus’ Acquisition of Clearnet Background: •On August 21, 2000 TELUS announced its intent to purchaseClearnetCommunications -The offer of $70.00/share was payable in cash or 1.636 shares of TELUS •The offer represented a 53% premium toClearnetsunaffected closing price the day before the transaction was announced •At time of acquisition, the deal was the largest in Canadian telecommunications history Strategic Rationale: •Advances TELUS to the leading wireless company in Canada •1.8 million customers and ability to provide coverage to 30.7 million potential customers •Transaction was meant to provide a foundation for TELUS’ data and Internet strategy •increased bundling opportunities •Clearnetshareholders, holding 86% of voting shares and 30% economic interest entered into a lock up agreement to sell their shares to TELUS C -8 Implied PremiumAtAtAnnouncementCompletion21-Aug-0019-Oct-00Final Offer Price$70.00$70.001 — Day 52.8%5.7%1 — Week 58.0%6.1%4 - Weeks66.5%4.4%$0.00$10.00$20.00$30.00$40.00$50.00$60.00$70.00$80.00Jan-00Feb-00M ar-00Apr-00May-00Jun-00Jul-00Aug-00Sep-00Oct-00010000002000000300000040000005000 000600000070000008000000Clearnet — Share Price PerformanceJanuary 1, 2000 - October 20, 2000Aug. 21, 2000Telus announces its bid for Microcell 82Project Ring

Case Study -Telus’ Acquisition of Clearnet C -9 Transaction ValueAt AnnouncementAt Completion21-Aug-0019-Oct-00Cash Consideration (C$)Price per share$70.00$70.00Maximum cash consideration$2,190.25$2,179.00Share Consideration (C$)Share Price $43.25$38.15Exchange Ratio1.6361.636Shares OutstandngFully diluted shares outstanding62.662.6Telus Shares Issued50.651.2Equity Capitalization$4,427.9$3,905.7Total Share Consideration2,213.91,954.0Debt$2,600.0$2,600.0Cash on Hand(318.7)(318.7)Net Debt / (Cash)$2,281.3$2,281.3Total Enterprise Value ($MM)$6,685.5$6,414.3Transaction Multiples — Benchmarks(C$ millions)LTMLFY + 1LFY + 2Sales$496$547$823EBITDANMFNA$198Subscribers0.7 0.9 1.2 POPs21.2 Transaction Multiples without SynergiesLTMLFY + 1LFY + 2EV / Sales13.63 x12.36 x8.22 xEV / EBITDANMFNMF34.08 xEV / Subscribers$9,249$7,728$5,445EV / POPs$319Transaction Multiples with Synergies (1)LTMLFY + 1LFY + 2EV / Sales9.10 x8.25 x1.57 xEV / EBITDANMFNMF22.74 xEV / Subscribers$6,172$5,157$3,633EV / POPs$2131. Announced synergies of C$2.1 bn to C$2.4 bn.